Exhibit 99.2

Two Trees Beverage Company

Consolidated Unaudited Financial Statements

September 30, 2023

Two Trees Beverage Company

Consolidated Balance Sheets

(Unaudited)

	September 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash	$30,064	$188,302
Accounts Receivable, Net	81,246	145,099
Inventory	207,134	376,738
Prepaid Expenses	11,170	35,715
Total current assets	329,614	745,854

Property & Equipment, Net	180,379	210,793
Right-of-use asset	337,155	19,917

Total assets	847,148	$976,564

LIABILITIES
Current liabilities:
Accounts Payable	$328,060	$154,172
Promissory Note Payable	21,584	31,584
Loan Payable – Related Party	75,000	-
Deferred Revenue	44,759	-
Accrued Expenses	57,768	32,006
Right-of-use Liability, current portion	119,549	42,398
Total current liabilities	646,720	260,160

Right-of-use Liability, net of current portion	220,081	-
Total liabilities	866,801	260,160

Mezzanine:
Preferred stock, $0.0001 par value, 2,045,940 shares authorized of which 2,045,940 shares are issued and outstanding at September 30, 2023 and December 31, 2022.	3,325,099	3,325,099
Stockholders’ Equity (Deficit):
Common stock, $0.0001 par value, 9,999,605 shares authorized of which 9,999,605 shares are issued and outstanding at September 30, 2023 and December 31, 2022.	1,000	1,000
Additional paid in capital	3,762,385	3,520,073
Accumulated deficit	(7,108,137)	(6,129,768)
Total stockholders’ Equity (Deficit)	(3,344,752)	(2,608,695)

Total liabilities, Mezzanine and Stockholders’ Equity (Deficit)	$847,148	$976,564

See the accompanying notes to these unaudited consolidated financial statements

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Two Trees Beverage Company

Consolidated Statements Of Operations

For The Nine Months Ended September 30, 2023 and 2022

(Unaudited)

	September 30, 2023	September 30, 2022

Revenue	$1,251,408	$2,064,124
Cost of Sales	751,789	1,291,023
	499,619	773,101

OPERATING EXPENSES:

General & Administrative Expense	1,002,082	1,053,322
Salary and Wages	431,653	1,130,297
Depreciation & Amortization Expense	44,607	146,659
Total operating expenses	1,478,342	2,330,278

Net loss from operations	(978,723)	(1,557,177)

OTHER INCOME (EXPENSES):
Other Income	959	1,572
Interest Expense - Net	(605)	-
Total other income (expense)	354	1,572

NET INCOME (LOSS)	$(978,369)	$(1,555,605)

Loss per common share, basic and diluted	$(0.08)	$(0.13)

Weighted average number of common shares outstanding, basic and diluted	12,045,545	11,584,521

See the accompanying notes to these unaudited consolidated financial statements

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Two Trees Beverage Company

Consolidated Statements Of Stockholders’ Equity (Deficit)

For The Nine Months Ended September 30, 2023 and 2022

(Unaudited)

					Additional		Total Stockholders’
	Preferred Shares		Common Shares		Paid In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2022	2,045,940	$3,325,099	9,999,605	$1,000	$3,520,073	$(6,129,768)	$(2,608,695)

Vesting of options granted to employees	-	-	-	-	145,731	-	145,731

Vesting of options granted to non-employees	-	-	-	-	96,581	-	96,581

Net Loss		-	-	-	-	(978,369)	(978,369)

Balance, September 30, 2023	2,045,940	$3,325,099	9,999,605	$1,000	$3,762,385	$(7,108,137)	$(3,344,752)

Balance, December 31, 2021	1,239,127	$1,953,516	9,999,605	$1,000	$2,428,000	$(3,686,440)	$(1,257,440)

Preferred shares sold for cash	164,872	280,396	-	-	-	-	-

Convertible notes payable converted to preferred shares	573,639	975,187	-	-	-	-	-

Vesting of options granted to employees	-	-	-	-	267,594	-	267,594

Vesting of options granted to non-employees	-	-	-	-	141,480	-	141,480

Net Loss		-	-	-	-	(1,555,605)	(1,555,605)

Balance, September 30, 2022	1,977,638	$3,209,099	9,999,605	$1,000	$2,837,074	$(5,242,045)	$(2,403,971)

See the accompanying notes to these unaudited consolidated financial statements

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Two Trees Beverage Company

Consolidated Statement of Cash Flows

For The Nine Months Ended September 30, 2023 and 2022

(Unaudited)

	September 30, 2023	September 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(978,369)	$(1,555,605)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of fixed assets	-	19,750
Depreciation Expense	44,607	146,659
Stock-based compensation	242,312	409,074
Changes in operating assets and liabilities:
Accounts Receivable	63,853	65,092
Prepaid Expenses	24,545	(5,093)
Inventory	169,604	(40,884)
Right-of-use asset	(329,016)	2,396
Accounts Payable	173,888	(20,564)
Deferred Revenue	44,759	-
Accrued Expenses	25,762	61,167
Right-of-use Liability	297,232	(94,258)
Net cash used in operating activities	(220,823)	(1,012,266)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,415)	(50,466)
Net cash provided by (used in) investing activities	(2,415)	(50,466)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on promissory note	(10,000)	-
Proceeds from loans payable	75,000	-
Proceeds from sale of preferred stock	-	266,375
Net cash provided by financing activities	65,000	266,375

Net change in cash	(158,238)	(796,357)

Cash at beginning of period	188,302	1,015,258

Cash at end of period	$30,064	$218,901

Supplemental disclosure of cash flow information:
Cash paid for interest	-	-
Cash paid for taxes	-	-

Supplemental disclosure of cash flow from financing activities:
Conversion of notes payable and interest to preferred stock	$-	$975,187

See the accompanying notes to these unaudited consolidated financial statements

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Two Trees Beverage Company

Notes to the Consolidated Financial Statements

(Unaudited)

NOTE 1 – ORGANIZATION, NATURE OF OPERATIONS AND GOING CONCERN

Organization and Nature of Operations

Two Trees Beverage Company, a Delaware corporation (the “Company”), reverently provides an improved, innovative maturation process to produce award-winning spirits, beer, wine and RTDs. Through its proprietary, rapid-aging process, the Company develops premium craft beverages at scale with consistency in a sustainable and socially responsible manner using an endless combination of wood types and flavoring. The Company offers rapid-aging on a contract basis to address consumer demand for premium products and improve speed-to-market for retailers and manufacturers while reducing the industry’s dependency on wood supply. The Company provides third-party manufacturing for private label, new and established beverage brands that are looking for ways to diversify portfolios, and improve taste experiences.

Going Concern

The Company’s interim financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained a net loss for the nine months ended September 30, 2023, and does not have sufficient revenues and income to fully fund the operations. As a result, the Company has relied on loans from stockholders and others as well as stock sales to fund its activities to date. For the nine months ended September 30, 2023, the Company had a net loss of $978,369. At September 30, 2023, the Company had an accumulated deficit of $7,108,137. The Company anticipates that it will continue to generate operating losses and use cash in operations through the foreseeable future.

The Company’s management has concluded that there is substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Unaudited Financial Information

The accompanying interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2022. Certain information and footnote disclosures normally included in the consolidated financial statements prepared in accordance with U.S. GAAP have been omitted from this report.

Results for the interim periods in this report are not necessarily indicative of future financial results and have not been audited by our independent registered public accounting firm. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments necessary to present fairly our interim consolidated financial statements as of September 30, 2023, and for the nine months ended September 30, 2023, and 2022. These adjustments are of a normal recurring nature and consistent with the adjustments recorded to prepare the annual audited consolidated financial statements as of December 31, 2022.

Basis of Presentation

The accompanying interim consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries, Two Trees Distilling Company LLC and Prost Beverage Company, LLC. All intercompany accounts, transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable and the Allowances for Doubtful Accounts

Accounts receivable are recorded in the period when the right to receive payment or other consideration becomes unconditional. Accounts receivable are recorded at the invoiced amount and do not earn interest. The Company maintains an allowance for doubtful accounts based upon the best estimate of probable credit losses in existing accounts receivable. The Company determines the allowance based upon individual accounts when information indicates the customers may have an inability to meet their financial obligations, as well as historical collection and write-off experience. The company had an accounts receivable balance of $81,246 net of zero allowance for doubtful accounts as of September 30, 2023. The company had an accounts receivable balance of $145,099 net of zero allowance for doubtful accounts as of December 31, 2022

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Inventory

Inventories primarily consist of bulk and bottled liquor and raw materials and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (“FIFO”) method. A portion of the Company’s finished goods inventory is held in warehouses located in several states that maintain control over the alcohol beverage distribution process until it is sold in to the retail distribution channel within those states. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair market value of the assets. During the nine months ended September 30, 2023, and year ended December 31, 2022, no impairment expense was recognized.

Excise Taxes

The Company is responsible for compliance with the Alcohol and Tobacco Tax and Trade Bureau (“TTB”) regulations, which includes making timely and accurate excise tax payments. The Company is subject to periodic compliance audits by the TTB. Individual states also impose excise taxes on alcoholic beverages in varying amounts. The Company calculates its excise tax expense based upon units produced and on its understanding of the applicable excise tax laws. Excise taxes totaled $0.03 million and $0.02 million for the nine months ended September 30, 2023, and 2022, respectively.

Revenue Recognition

Net sales include product sales, less excise taxes and customer programs and incentives. The Company recognizes revenue by applying the following steps in accordance with Accounting Standards Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

The Company recognizes sales when merchandise is shipped from a warehouse directly to wholesale customers (except in the case of a consignment sale). For consignment sales, which include sales to the Oregon Liquor Control Commission, the Company recognizes sales upon the consignee’s shipment to the customer. Postage and handling charges billed to customers are also recognized as sales upon shipment of the related merchandise. Shipping terms are generally FOB shipping point, and title passes to the customer at the time and place of shipment or purchase by customers at a retail location. For consignment sales, title passes to the consignee concurrent with the consignee’s shipment to the customer. The customer has no cancellation privileges after shipment or upon purchase at retail locations, other than customary rights of return.

Fair Value Measurement

None of the Company’s assets or liabilities were measured at fair value as of September 30, 2023, and December 31, 2022. However, GAAP requires the disclosure of fair value information about financial instruments that are not measured at fair value. Financial instruments consist principally of trade receivables, accounts payable, accrued liabilities, notes payable, and the secured credit facilities. The estimated fair value of trade receivables, accounts payable, and accrued liabilities approximate their carrying value due to the short period of time to their maturities. As of September 30, 2023, and December 31, 2022, the principal amounts of the Company’s notes approximate fair value.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326)” (“ASU 2016-13”). The standard introduces a new model for recognizing credit losses on financial instruments based on an estimate of current expected credit losses and will apply to trade receivables. The new guidance will be effective for the Company’s annual and interim periods beginning after December 15, 2022. The adoption of the standard on the consolidated financial statements had no material impact.

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Note 2: Loan Payable Related Pary

During the nine months ended September 30, 2023, the Company received loans in the amount of $75,000. The loans are non-interest bearing and due on demand. The loan payable balance as of September 30, 2023, and December 31, 2022, was $75,000 and $0, respectively.

Note 3: Promissory Note Payable

During the year ended December 31, 2020, the Company entered into a termination agreement and agreed to pay the sum of $50,000, pursuant to the agreement. During the year ended December 31, 2021, the Company issued a promissory note payable in the amount of $31,584 at the rate of 0.13% per annum, with a maturity date on or before January 1, 2025, for settlement of the $50,000 agreed upon in the termination agreement. The balance as of September 30, 2023, and December 31, 2022, is $21,584 and $31,584, respectively. During the period ended September 30, 2023, the Company made a payment of $10,000.

Note 4: Deferred Revenue

During the nine months ended September 30, 2023, the Company recorded deferred revenue in the amount of $44,759 for payments received for product sales not yet delivered as of September 30, 2023.

Note 5: Leases

The Company maintains an operating lease for its office space and operating facility. The lease has a remaining term of 29 months. The Company determines if an arrangement is a lease at inception. As the rate implicit in each lease is not readily determinable, the Company uses its incremental borrowing rate based on information available at commencement to determine the present value of the lease payments. Right-of-use assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Leases with an initial term of 12 months or less (“short-term leases”) are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. As of September 30, 2023, and December 31, 2022, the amount of right-of-use assets and lease liabilities were $339,630 and $42,398, respectively. Aggregate lease expense for the nine months ended September 30, 2023, and 2022 were $99,906 and $126,987, respectively.

		Remaining
	Operating	Term in
	Lease	Years
2023	144,231
2024	144,231
2025	60,096
Total lease payments	348,558
Less imputed interest	(8,928)
Present value of lease liability	339,630	2.42

Note 6: Contingencies and Concentration of Risks

Contingencies

The Company is subject to various claims that arise in the normal course of business. In the opinion of management, the ultimate disposition of such claims will not have a material adverse effect on the financial position or results of operations of the Company.

Concentration of risks

None of the Company’s customers accounted for more than 10% of its revenues during the nine months ended September 30, 2023, and 2022.

Two of the Company’s customers accounted for more than 10% of its accounts receivable as of September 30, 2023, Customer A with 24% and Customer B with 15%. Two of the Company’s customers accounted for more than 10% of its accounts receivable as of December 31, 2022, Customer A with 13% and Customer B with 11%.

Note 7: Stock-Based Compensation

The Company recognizes as compensation expense all stock-based awards issued to employees. The compensation cost is measured based on the grant-date fair value of the related stock-based awards and is recognized over the service period of stock-based awards, which is generally the same as the vesting period. The fair value of stock options is determined using the Black-Scholes valuation model, which estimates the fair value of each award on the date of grant based on a variety of assumptions. The Company granted 933,647 options for services to employees and non-employees during the year ended December 31, 2022, with various vesting terms. The options are for the issuance of one share of common stock with an exercise price of $0.36 per share.

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A summary of all stock option activity as of and for the nine months ended September 30, 2023, is presented below:

		Weighted-Average
	# of Options	Exercise Price

Outstanding as of December 31, 2022	933,647	$0.36
Options granted	-	-
Options cancelled	-	-
Options forfeited	-	-
Outstanding as of September 30, 2023	933,647	$0.36

Exercisable as of September 30, 2023	549,412	$0.36

The aggregate intrinsic value of options outstanding as of September 30, 2023, was $0.

As of September 30, 2023, and December 31, 2022, there were 0 and 278,000 unvested options with an aggregate grant date fair value of $0.36 per share. The unvested options will vest in accordance with the vesting schedule in each respective option agreement, which varies between immediate and five years from the grant date. The aggregate intrinsic value of unvested options as of September 30, 2023, and December 31, 2022, was $0. During the nine months ended September 30, 2023, 637,647 and 482,647 options and warrants vested, respectively.

Note 8: Inventories

Inventories primarily consist of bulk and bottled liquor and raw materials and are stated at the lower of cost or market. Cost is determined using an average costing methodology, which approximates cost under the first-in, first-out (“FIFO”) method. A portion of the Company’s finished goods inventory is held in warehouses located in several states that maintain control over the alcohol beverage distribution process until it is sold in to the retail distribution channel within those states. The Company regularly monitors inventory quantities on hand and records write-downs for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Such write-downs establish a new cost basis of accounting for the related inventory.

Inventories consisted of the following as of September 30, 2023, and December 31, 2022:

	2023	2022
Raw materials	$62,364	$63,383
Finished goods	144,770	313,355
Total inventories	$207,134	$376,738

Note 9: Stockholders Equity (Deficit) & Mezzanine

Preferred Shares - Mezzanine

The Company has 3,529,500 shares of preferred stock authorized with 2,045,940 issued and outstanding as of September 30, 2023, and December 31, 2022. The preferred shares have a par value of $0.0001, no dividends, voting rights of one vote per share, are convertible into common stock at a price of $1.70 per share, and with liquidation preferences in the event off a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event.

No preferred shares were issued during the nine months ended September 30, 2023.

During the year ended December 31, 2022, 233,174 shares were sold to for total proceeds of $396,396 net of issuance costs of $19,820.

On June 1, 2022, the convertible note holders converted $953,484 of principal and $21,704 of accrued interest into preferred stock of the company at $1.70 per share with no gain or loss on the conversion as it occurred within the terms of the convertible note agreement. The conversion resulted in 573,639 shares of preferred stock being issued in 2022.

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Common Shares

The Company has 15,000,000 shares of common stock authorized with 9,999,605 shares issued and outstanding as of September 30, 2023, and December 31, 2022. The common shares have a par value of $0.0001, no dividends, voting rights of one vote per share.

No common shares were issued during the nine months ended September 30, 2023.

Note 10: Property and Equipment

Property and equipment consisted of the following as of September 30, 2023, and December 31, 2022:

	2023	2022
Furniture and equipment	$145,401	$145,401
Machinery and equipment	342,833	328,641
Leasehold improvements	113,474	113,474
Less accumulated depreciation	(421,329)	(376,723)
Total property and equipment, net	$180,379	$210,793

Purchases of machinery and equipment totaled $2,415 and $50,466 for the nine months ended September 30, 2023, and 2022, respectively. Depreciation expense totaled $44,607 and $146,659 for the nine months ended September 30, 2023, and 2022, respectively.

Note 11: Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through December 6, 2023, the date these consolidated financial statements were available to be issued. Except as disclosed above, management was not aware of any subsequent events requiring additional accrual or disclosure in the accompanying consolidated financial statements.

Merger Agreement with MDwerks, Inc.

On December 8, 2023, the Company consummated the merger provided for in the Merger Agreement (the “Merger Agreement”), dated as of February 13, 2023, by and among MDwerks, Inc. (“MDwerks”), MD-TT Merger Sub, Inc., a wholly owned subsidiary of the MDwerks (“Merger Sub”) and the Company. The Merger Agreement was amended on February 16, 2023, September 11, 2023 and December 7, 2023. MDwerks, Merger Sub and The Company may be referred to herein collectively as the “Parties” and separately as a “Party.”

The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, the Parties wish to effect a business combination through a merger of Merger Sub with and into the Company (the “Merger”), subject to the terms and conditions set forth in the Merger Agreement, with the Company continuing as the surviving corporation (“Surviving Corporation”). As a result of the Merger, the certificate of incorporation of the Company as in effect immediately prior to the closing date will be the certificate of incorporation of the Surviving Corporation, and the bylaws of the Company as in effect immediately prior to the closing date will be the bylaws of the Surviving Corporation.

In consideration of the Merger Agreement, on December 8, 2023, the effective time of the Merger, each of the holders of the Company stock, subject to certain exceptions set forth in the Merger Agreement, converted all of the shares of the Company stock into a total of 60,000,000 shares of MDwerks common stock, which was apportioned between the Company stockholders, pro rata, based on the number of shares of the Company stock held by each of the Company stockholders as of the closing of the Merger (the “Merger Consideration”).

At the effective time of the Merger, shares of the Company’s common stock generally were treated in the following manner:

●	(1) Any shares of the Company common stock held as treasury stock or held or owned by the Company or Merger Sub immediately prior to the effective time of the Merger will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor; and (2) each share of the Company common stock outstanding immediately prior to the effective time of the Merger, excluding shares to be canceled pursuant to (1) herein and excluding shares of the Company common stock who have exercised and perfected appraisal rights for such shares in accordance with the Delaware General Corporation Law, will be automatically converted solely into the right to receive a number of shares of Company common stock equal to those set forth in the Merger Consideration.

●	No fractional shares of Company common stock will be issued in connection with the Merger and any fractional share otherwise issuable to any the Company stockholder will be rounded up to the next whole share.

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●	Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the Merger will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares will, as of the effective time of the Merger, evidence shares of common stock of the Surviving Corporation.

According to the terms of the Merger Agreement, MDwerks common stock issued at the closing of the Merger is subject to a lock-up, pursuant to which the Company stockholders receiving shares of MDwerks’s common stock will not transfer or dispose of the shares except according to the following schedule: (1) one-third of the shares will be released from the restriction on the nine-month anniversary of the effective date of the Merger; (2) one-third of the shares will be released from the restrictions on the 18-month anniversary of the effective date of the Merger; and (3) the remaining one-third of the shares will be released from the restrictions on the 36-month anniversary of the effective date of the Merger.

At the effective time of the Merger, the Company’ stock options (the “Company Options”) generally were treated in the following manner:

●	the Company option holders will exchange all of their Company Options for options to acquire shares of MDwerks common stock (the “MDwerks Options”).

●	The MDwerks Options will provide for substantially the same terms as the Company Options, other than (1) they will be fully vested at issuance, and will increase the number of shares of Company common stock underlying the MDwerks Options from the number of shares of the Company common stock underlying the Company Options, and (2) will retain the same exercise price per share of Company common stock underlying the MDwerks Options as the exercise price per share of the Company common stock underlying the Company Options, in each case as necessary to provide for the same spread value for each applicable option holder.

Consummation of the Merger was subject to the satisfaction or waiver of customary closing conditions, including: (1) approval of the Merger Agreement by the Company stockholders; (2) the absence of any law or order by a governmental authority of the United States or certain non-United States jurisdictions that has the effect of rendering illegal or prohibiting consummation of the Merger, or causing the Merger to be rescinded following the completion thereof. In addition, consummation of the Merger by MDwerks and Merger Sub are subject to the satisfaction or waiver of customary closing conditions, including that (i) MDwerks will have completed its due diligence review of the Company to its satisfaction in its sole discretion; and (ii) the Company will have provided to MDwerks audited financial statements for the Company and related auditor reports thereon, as provided in the Merger Agreement.

The Parties intend, for U.S. federal income tax purposes, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that the Merger Agreement was adopted as a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g).

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